Exhibit 4.8

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

INTELLIGENT HIGHWAY SOLUTIONS, INC.

10% Convertible Debenture

No. 1

$30,000 Issuance Date:  October 19, 2012

This Convertible Debenture (the “Debenture”) is duly authorized and issued by Intelligent Highway Solutions, Inc., a Nevada corporation (the “Company”).

FOR VALUE RECEIVED, the Company, promises to pay to the order of Ruth Shepley, or its registered assigns (the “Payee” or the “Holder”), the principal sum of Thirty Thousand Dollars ($30,000) (the “Principal Amount”) and all accrued interest no later than six (6) months from the date hereof (the “Maturity Date”) in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, unless previously repaid by the Company and converted into the common stock (the “Common Stock”) of the Company. The interest shall commence to accrue as of the date hereof at the rate of ten percent (10%) per annum (the “Interest Rate”) and shall be calculated on the basis of a 360-day year for the actual number of days elapsed. The interest shall be payable monthly (on the last day of each month following the Issuance Date in cash or shares of Common Stock. If the Company elects to pay the interest in Common Stock, the number of shares shall be calculated on the average closing bid price for the fifteen (15) trading days immediately prior to the due date of the interest payment.

1.           Voluntary Conversion. At any time between the original Issuance Date and the Maturity Date unless previously repaid by the Company or converted into the Common Stock of the Company, this Debenture shall be convertible into shares of Common Stock at the option of the Holder, in whole or in part (subject to any limitations on conversion). The Holder shall effect conversions by delivering to the Company the form of Notice of Conversion attached hereto as Exhibit A (a “Notice of Conversion”), specifying therein the Principal Amount and interest of this Debenture to be converted and the date on which such conversion is to be effected (a “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is provided hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the entire Principal Amount of this Debenture plus all accrued and unpaid interest thereon has been so converted. Conversions hereunder shall have the effect of lowering the outstanding Principal Amount of this Debenture in an amount equal to the applicable conversion amount. The Company shall maintain records showing the Principal Amount converted and the date of such conversions. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted Principal Amount of this Debenture may be less than the amount stated on the face hereof.

A.           Conversion Price. On any Conversion Date, the Debenture is convertible into shares of the Company’s Common Stock (the “Common Shares”) at a conversion price of $0.30 per share.

B.           Mechanism of Conversion.

i.           Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Common Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing the outstanding principal amount of this Debenture to be converted by the Conversion Price.

ii.          Delivery of Certificate upon Conversion. In the event of any conversion of this Debenture in accordance with and subject to the terms and conditions hereof, certificates for the Common Shares shall be dated the Conversion Date and delivered to the Holder hereof within a reasonable time, not exceeding five (5) business Days after any Conversion Date, or, at the request of the Holder (provided that a registration statement under the Securities Act providing for the resale of the Common Shares is then in effect or that the Common Shares are otherwise exempt from registration), issued and delivered to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) within a reasonable time, not exceeding five (5) business Days after such conversion, and the Holder hereof shall be deemed for all purpose to be the holder of the Common Shares so purchased as of the date of such conversion. Notwithstanding the foregoing to the contrary, the Company or its transfer agent shall only be obligated to issue and deliver the shares to the DTC on a holder’s behalf via DWAC if such exercise is in connection with a sale or other exemption from registration by which the shares may be issued without a restrictive legend and the Holder and its transfer agent are participating in DTC through the DWAC system.  If the Holder and its transfer agent are not participating in DTC through the DWAC system, the Company will deliver or cause to be delivered to the Holder a certificate or certificates representing the number of Common Shares being acquired upon the conversion of this Debenture. The Holder shall deliver this original Debenture, or an indemnification undertaking with respect to such Debenture in the case of its loss, theft or destruction, at such time that this Debenture is fully converted.

iii.        Failure to Deliver Certificate. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the tenth Business Day after a Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the principal amount of this Debenture tendered for conversion.

iv.         Reservation of Shares Issuable upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of common stock solely for the purpose of issuance upon any conversion of this Debenture and payment of interest on this Debenture each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder (and the other holders of the Debentures), not less than 100% of the Common Shares as shall be issuable upon the conversion of the Principal Amount and payment of interest hereunder. The Company covenants that all shares of common stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued, and fully paid, nonassessible.

v.          Fractional Shares. Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the common stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing bid price of the Company’s common stock as quoted by Bloomberg on the day prior to the Company’s receipt of the Conversion Notice. If the Company elects not, or is unable, to make such cash payment, the Holder shall be entitled to receive, in lieu of the financial fraction of a share, one whole share of common stock.

vi.         Transfer Taxes. The issuance of certificates for Common Shares upon conversion of this Debenture shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Debenture so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

2.           Most Favored Nations.  In the event the Company enters into any subsequent financing or similar agreement with any other buyer for an amount in excess of Two Hundred Thousand Dollars ($200,000), which provides for benefits or terms more favorable than those contained in this Debenture, then the Holder of this Debenture shall have the option to convert all unpaid principal and interest into the subsequent financing or similar agreement with those more favorable benefits and terms.

3.           Adjustment of Conversion Price.  The Conversion Price shall be subject to adjustment from time to time as set forth in this Section 3. The Company shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 3 in accordance with the notice provisions set forth in Section 7D.

A.          Stock Dividends, Subdivisions and Combinations.  If at any time the Company shall:

i.            make or issue or set a record date for the holders of the Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock,

ii.           subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

iii           combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (1) the number of shares of Common Stock for which this Debenture is convertible immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Debenture is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (2) the Conversion Price then in effect shall be adjusted to equal (A) the Conversion Price then in effect multiplied by the number of shares of Common Stock into which this Debenture is convertible immediately prior to the adjustment divided by (B) the number of shares of Common Stock into which this Debenture is convertible immediately after such adjustment.

4.           Registration Rights.  The Holder of this Debenture shall be entitled to “piggy-back” registration rights on all registrations of the Company or on any demand registrations of any other shareholder to register all of the shares underlying this Debenture, including the Consideration Shares. This right shall be subject to the right, however, of the Company and its underwriters, if any, to reduce the number of shares proposed to be registered pro rata in view of market conditions. No future shareholder of the Company shall be granted piggyback registration rights which would reduce the number of shares includable by the holders of this Debenture in such registration without the consent of the Holder.

5.           Holder’s Representations and Warranties.  The Holder represents and warrants that:

A.           The Holder understands that (i) the Debenture and any Common Shares upon conversion of the Debenture, are not being registered under the Securities Act of 1933 or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) the Debenture and any Common Shares upon voluntary conversion are subsequently registered thereunder, or (B) Holder shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration; and (ii) neither the Company nor any other party is under any obligation to register the Debenture or the Common Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder, (iii) Holder is acquiring the Debenture and the Common Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act, and (iv) Holder does not presently have any agreement or understanding, directly or indirectly, with any party to distribute any of the securities.

B.           The Holder has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Debentures or the exercise of the Debentures; and (ii) the opportunity to request such additional information which the Company possesses or can acquire without unreasonable effort or expense.

C.           The Holder did not (i) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (ii) attend any seminar, meeting or investor or other conference whose attendees were, to such Holder’s knowledge, invited by any general solicitation or general advertising.

D.           The Holder is an “accredited investor” or a “sophisticated investor” within the meaning of Regulation D under the Securities Act.  Such Holder is acquiring the Debentures for its own account and not with a present view to, or for sale in connection with, any distribution thereof in violation of the registration requirements of the Securities Act, without prejudice, however, to such Holder’s right, subject to the provisions of the this Debenture, at all times to sell or otherwise dispose of all or any part of such Debentures and the Common Shares underlying the Debenture.

E.           Either by reason of such Holder’s business or financial experience or the business or financial experience of its professional advisors (who are unaffiliated with and who are not compensated by the Company or any affiliate, finder or selling agent of the Company, directly or indirectly), such Holder has the capacity to protect such Holder’s interests in connection with the transactions contemplated by this Debenture.  The Holder, by its acceptance of this Debenture, represents to the Company that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Debenture. Holder also represents it has not been organized for the purpose of acquiring this Debenture.

F.           The Holder understands that the Debenture and any Common Shares upon conversion are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Holder set forth herein in order to determine the availability of such exemptions and the eligibility of Holder to acquire the securities.

G.           Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the securities or the fairness or suitability of the investment in the securities nor have such authorities passed upon or endorsed the merits of the offering of the securities.

H.           This Debenture and all certificates representing Common Shares upon voluntary conversion acquired shall be stamped or imprinted with a legend in substantially the following form:

NEITHER THE ISSUANCE OF THE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE AS REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144 A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

I.            The Company shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any Persons acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted Principal Amount of this Note beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes or the Warrants) beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 4(I), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  To the extent that the limitation contained in this Section 4(I) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which Principal Amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which Principal Amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.   For purposes of this Section 4(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder as well as any other shares held by the Holder.  The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section (I), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder as well as any other shares held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(I) shall continue to apply.  Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company.  The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(I) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

5.           Events of Default - The term “Event of Default” shall mean any of the events set forth in this Section 5 (the term “Company” which occur from the date hereof until the Debenture is converted or otherwise satisfied, for this purpose shall include all subsidiaries of the Company):

   i.           Non-Payment of Obligations.  The Company fails in the payment of principal or interest on this Debenture as required to be paid in cash hereunder, and payment shall not have been made for a period of five (5) business days following the payment due date; or

   ii.          Bankruptcy, Insolvency, etc.  The Company shall:

(a)           admit in writing its inability to pay its debts as they become due;

(b)           apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors;

(c)           in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property and that is not dismissed within sixty days;

(d)           permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding is consented to or acquiesced in by the Company or results in the entry of an order for relief; or

(e)           take any corporate or other action authorizing any of the foregoing.

6.           Anti-Dilution.  The conversion price of this Debenture will be subject to full ratchet adjustment to reduce dilution in the event that the Company issues additional equity securities at a purchase price less than the applicable conversion price. The conversion price will also be subject to proportional adjustment for stock splits, stock dividends, combinations, recapitalizations and the like.

7.           Miscellaneous.

A.           Parties in Interest.  All covenants, agreements and undertakings in this Debenture binding upon the Company or the Holder shall bind and inure to the benefit of the successors and permitted assigns of the Company and the Holder, respectively, whether so expressed or not.

B.           Governing Law.   This Debenture shall be governed by the laws of the State of Nevada as applied to contracts entered into and to be performed entirely within the State of Nevada.

C.           Waiver of Jury Trial.  THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE PAYEE OR THE COMPANY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE'S PURCHASING THIS DEBENTURE.

D.           Notices.

   (i)           Any notice pursuant to this Debenture to be given or made by the Holder to or upon the Company shall be sufficiently given or made if sent by certified or registered mail, postage prepaid, addressed (until another address is sent by the Company to the Holder) as follows:

To the Company:	Intelligent Highway Solutions, Inc.
8 Light Sky Court Sacramento, California 95828

To the Holder:	Ruth Shepley
15 Player Pond Place The Woodlands, TX 77382

   (ii)           Any notice pursuant to this Debenture to be given or made by the Company to or upon the Holder shall be sufficiently given or made if sent by certified or registered mail, postage prepaid, addressed (until another address is sent by the Holder to the Company) to the address of the Holder set forth above.

E.           Cumulative Rights and Remedies; Usury. The rights and remedies of the Holder expressed herein are cumulative and not exclusive of any rights and remedies otherwise available under this Debenture or applicable law (including at equity). The election of the Holder to avail itself of any one or more remedies shall not be a bar to any other available remedies, which the Company agrees Holder may take from time to time. If it shall be found that any interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall be reduced to the maximum permitted rate of interest under such law.

F.           Lost or Stolen Debenture. If this Debenture is lost, stolen, mutilated or otherwise destroyed, the Company shall execute and deliver to the Holder a new debenture containing the same terms, and in the same form, as this Debenture. In such event, the Company may require the Holder to deliver to the Company an affidavit of lost instrument and customary indemnity in respect thereof as a condition to the delivery of any such new debenture.

G.           Holder Not Stockholder.  This Debenture does not confer upon the Holder any right to vote on or consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, nor any other rights or liabilities as a stockholder, prior to the conversion hereof; this Debenture does, however, require certain notices to Holders as set forth herein.

H.           No Waiver.  No delay in exercising any right hereunder shall be deemed a waiver thereof, and no waiver shall be deemed to have any application to any future default or exercise of rights hereunder.

I.            Modification and Severability.  If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency.  If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Debenture, but this Debenture shall be construed as if such unenforceable provision had never been contained herein.

J.            Short Sales. The Holder agrees that it shall not, directly or indirectly, engage in any short sales with respect to the Conversion Shares as long as the Debenture is outstanding.

K.           Consideration Shares.   At Closing, and in consideration for the Holder purchasing this Debenture, the Company hereby acknowledges and agrees to issue Twenty Five Thousand (25,000) shares of Common Stock to the Holder (the “Consideration Shares”). The Consideration Shares shall similarly be subject to the same Registration Rights afforded to the shares underlying this Debenture as set forth more fully in Section 4, hereof.

L.            Liquidation.  In the event of any liquidation or winding up of the Company, the Holder shall be entitled to receive, prior and in preference to the holders of Common Stock and any series of stock or debt ranked junior to the Debentures, an amount equal to the original purchase price per share of Debentures then held by such Holder, plus all declared but unpaid interest.

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IN WITNESS WHEREOF, this Debenture has been executed and delivered on the date specified above by the duly authorized representative of the Company and the Holder.

Intelligent Highway Solutions, Inc.

By:	/s/ Devon Jones
Name: Devon Jones
Title: Chief Executive Officer

Ruth Shepley

By:	/s/ Ruth Shepley

EXHIBIT A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Convertible Debenture of Intelligent Highway Solutions, Inc., a Nevada corporation (the “Company”) due on April [ ], 2012 if not previously repaid by the Company into shares of common stock (the “Common Shares”) of the Company according to the conditions hereof, as of the date written below.  If the Common Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Shares does not exceed the amounts determined in accordance with Section 13(d) of the Securities and Exchange Act of 1934, as amended specified under Section 1 of this Debenture.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid Common Shares.

Conversion calculations:

Date to Effect Conversion:____________________________________________________

Principal Amount of Debenture to be Converted:___________________________________

Number of Common Shares to be issued:_________________________________________

Signature: _________________________________________

Name:____________________________________________

Address:__________________________________________

 __________________________________________